Exhibit 15.1

INDEPENDENT AUDITORS' REPORT

To the Shareholders of:
Pacific Therapeutics Ltd.

Report on the Financial Statements
We have audited the accompanying financial statements of Pacific Therapeutics Ltd., which comprise the statements of financial position as at December 31, 2012, and December 31, 2011 and the statements of comprehensive loss, changes in equity and statement of cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and Public Company Accounting Oversight Board (United States) auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of Pacific Therapeutics Ltd. as at December 31, 2012 and December 31, 2011, and its financial performance and its cash flows for the years then ended, in accordance with International Financial Reporting Standards.

Emphasis of Matter
Without qualifying our opinion, we draw attention to Note 1 in the financial statements which indicates that the Company incurred a net loss of $605,468 during the year ended December 31, 2012 and, as of that date, the Company's current liabilities exceeded its total current assets by $529,416. These conditions, along with other matters as set forth in Note 1, indicate the existence of a material uncertainty that may cast significant doubt about the Company's ability to continue as a going concern.

/s/  Leed Advisors Inc.

Chartered Accountants
Surrey, British Columbia
April 29, 2013